UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2014

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Legal Proceedings - Dismissed

On February 11, 2014, the Court dismissed the claims against Deep Well Oil & Gas, Inc. and its subsidiary Northern Alberta Oil Ltd. (the “Corporation”) made by I.G.M. Resources Corp. (the “Plaintiff”) against the Corporation and its subsidiary, as set out in the Plaintiffs Statement of Claim as described below.

On March 10, 2005, the Plaintiff filed a Statement of Claim in the Court of Queen’s Bench of Alberta Judicial District of Calgary against the Corporation and certain other defendants (collectively, the “IGM Defendants”). The Plaintiff, a minority shareholder in one of the IGM Defendants, alleged that the value of certain assets that had been sold by the company in which it was a shareholder was far in excess of the consideration paid for the assets. This lawsuit was part of a series of lawsuits or actions undertaken by the Plaintiff against some of the other IGM Defendants. As part of the lawsuit, the Plaintiff sought an order setting aside the asset sale transaction and returning the assets to the selling party, compensation in the amount of Cdn $15,000,000, and certain other relief.

Item 9.01    Financial Statements and Exhibits.

The Corporation issued a press release on February 13, 2014 announcing the dismissal of the lawsuit against the Corporation, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated February 13, 2014, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: February 13, 2014	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO